Report of Independent
Registered Public Accounting Firm


To the Shareholders
and Board of Trustees of
Federated Income
 Securities Trust

In planning and
performing our
audit of the financial
statements of Federated
Muni and Stock Advantage
Fund one of the
 portfolios constituting
Federated Income Securities
 Trust the Trust as of and
for the
year ended October 31 2006
in accordance with the
standards of the Public
Company Accounting
Oversight Board United
States we considered its
internal control over financial
 reporting including
control activities for
 safeguarding securities
as a basis for designing
our auditing procedures
for the
purpose of expressing our
opinion on the financial
statements and to comply
with the requirements of Form
N-SAR but not for the
purpose of expressing an
opinion on the effectiveness
of the Trusts internal control
over financial reporting
 Accordingly we express no
such opinion

The management of the Trust
is responsible for establishing
and maintaining effective
internal control over
financial reporting  In
 fulfilling this
responsibility estimates
and judgments by management are
 required
to assess the expected
benefits and related costs
of controls A companys
internal control over financial
reporting is a process
designed to provide reasonable
assurance regarding the reliability
of financial
reporting and the preparation
of financial statements for
external purposes in accordance
with generally
accepted accounting principles
Such internal control includes
policies and procedures that provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition use or
disposition of a Trusts assets
that could have a material effect
on the financial statements

Because of its inherent
limitations internal control
over financial reporting may
not prevent or detect
misstatements Also projections
of any evaluation of effectiveness
to future periods are subject
to the risk
that controls may become inadequate
because of changes in conditions or
that the degree of compliance
with the polices or procedures may
deteriorate

A control deficiency exists
when
the design or operation of a
control does not allow
management or
employees in the normal
 course of performing their
assigned functions to prevent
 or detect misstatements
on a timely basis  A
significant deficiency is a
control deficiency or
combination of control
deficiencies
that adversely affects
the companys ability to
initiate authorize record
process or report financial
data
reliably in accordance with
generally accepted accounting
principles such that there
is more than a remote
likelihood that a misstatement
of the companys annual or
interim financial statements
that is more than
inconsequential will not be
prevented or detected  A
material weakness is a
significant deficiency or
combination of significant
deficiencies that results in
more than a remote likelihood
that a material
misstatement of the annual or
interim financial statements
will be not prevented or
detected

Our consideration of the Trusts
internal control over financial
reporting was for the limited
purpose
described in the first paragraph
and would not necessarily disclose
all deficiencies in internal
control that
might be significant deficiencies
or material weaknesses under
standards established by the
Public
Company Accounting Oversight
Board United States  However
we noted no deficiencies in the
Trusts
internal control over financial
reporting and its operation
including controls for
safeguarding securities
that we consider to be a
material
 weakness as defined above
as of October 31 2006



This report is intended
solely for the information
and use of management and the
Board of Trustees of
Federated Income Securities
Trust and the Securities and
Exchange Commission and is
not intended to be
and should not be used by
anyone other than these
specified parties




ERNST YOUNG LLP


Boston Massachusetts
December 11 2006